Exhibit 2.2

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (this “Amendment”) is entered into and effective as of October 30, 2014 among SPIRIT MASTER FUNDING IX, LLC, a Delaware limited liability company (“Purchaser”), and GREENWOOD BURGERS REAL ESTATE, INC., an Indiana corporation (“Greenwood Burgers Real Estate”); CASCADE BURGERS REAL ESTATE, INC., a Michigan corporation (“Cascade Burgers Real Estate”); AMC HAMMOND REAL ESTATE, INC., an Indiana corporation (“AMC Hammond Real Estate”); AVON BURGERS REAL ESTATE, INC., an Indiana corporation (“Avon Burgers Real Estate”); AMC BIRCH RUN REAL ESTATE, INC., a Michigan corporation (“AMC Birch Run Real Estate”); WESTFIELD BURGERS REAL ESTATE, INC., an Indiana corporation (“Westfield Burgers Real Estate”); AMC CANTON REAL ESTATE, INC., a Michigan corporation (“AMC Canton Real Estate”); AMC WESLEY CHAPEL REAL ESTATE, INC., a Florida corporation (“AMC Wesley Chapel Real Estate”); ANSLEY GROUP, L.L.C., a Michigan limited liability company (“Ansley Group”); AMC BRANDON REAL ESTATE, INC., a Florida corporation (“AMC Brandon Real Estate”); and AMC BAGLEY REAL ESTATE, INC., a Michigan corporation (“AMC Bagley Real Estate”), (Greenwood Burgers Real Estate, Cascade Burgers Real Estate, AMC Hammond Real Estate, Avon Burgers Real Estate, AMC Birch Run Real Estate, Westfield Burgers Real Estate, AMC Canton Real Estate, AMC Wesley Chapel Real Estate, Ansley Group, AMC Brandon Real Estate, and AMC Bagley Real Estate are referred to collectively as the “Seller”). .

RECITALS

WHEREAS, Seller and Purchaser entered into a Purchase and Sale Agreement dated as of October 6, 2014 (the “Agreement”), pursuant to the terms of which Seller agreed to sell and Purchaser agreed to purchase certain real properties as more particularly described in the Agreement; and

WHEREAS, the parties have agreed to amend the Agreement as more particularly set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Purchaser agree, and the Agreement shall be amended, as follows:

1.     Incorporation of Recitals; Definitions. The Recitals set forth above in this Amendment are hereby incorporated by reference as if set forth in full in this Paragraph 1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement

2.     Closing Date. Pursuant to the Agreement, Seller and Purchaser agreed to fund the Initial Closing Properties at a single Closing. However, Seller and Purchaser now desire to close the Properties listed on Schedule A attached hereto (the “First Closing Properties”) on or about October 31, 2014 (subject to all other closing conditions set forth in the Agreement), separate and apart from other Initial Closing Properties. The balance of the Initial Closing Properties (other than the First Closing Properties) will be closed in accordance with, and subject to the conditions of, the Agreement, but the parties will use their best efforts to close such Properties on or prior to November 6, 2014, subject to all other conditions set forth in the Agreement. Seller and Purchaser acknowledge that Purchaser needs to resolve estoppel and related issues with Buffalo Wild Wings (and all other closing conditions set forth in the Agreement must be satisfied) before Purchaser is willing to close on the balance of the Initial Closing Properties.

3.     Rights and Remedies.     Notwithstanding anything herein to the contrary, Seller and Purchaser shall retain any and all rights and remedies each has pursuant to the Agreement.

4.     Counterparts; Facsimiles. This Amendment may be executed by the parties hereto in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same Amendment. Facsimile signatures shall be considered original signatures.

5.     Governing Law. This Amendment and all issues arising hereunder shall be governed by, and construed with, the laws of the applicable state or states in which each Property is located, without giving effect to any state’s conflict of laws principles.

6.     Ratification of Agreement; Capitalized Terms. Except as otherwise modified by this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

[Intentionally Left Blank; Signatures Contained on Next Page]

IN WITNESS WHEREOF, the parties have executed this Amendment the date and year first above written.

SELLERS:

GREENWOOD BURGERS REAL ESTATE, INC. an Indiana corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

CASCADE BURGERS REAL ESTATE, INC. a Michigan corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

AMC HAMMOND REAL ESTATE, INC. an Indiana corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

AVON BURGERS REAL ESTATE, INC. an Indiana corporation

By: /s/ T. Michael Ansley
Name: T. Michael Ansley

Title:   President

AMC BIRCH RUN REAL ESTATE, INC. a Michigan corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

WESTFIELD BURGERS REAL ESTATE, INC. an Indiana corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

AMC CANTON REAL ESTATE, INC. a Michigan corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

AMC WESLEY CHAPEL REAL ESTATE, INC. a Florida corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

ANSLEY GROUP, L.L.C., a Michigan limited

liability company

By: AMC Wings, Inc., its Sole Member

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

AMC BRANDON REAL ESTATE, INC. a Florida corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

AMC BAGLEY REAL ESTATE, INC. a Michigan corporation

By: /s/ T. Michael Ansley

Name: T. Michael Ansley

Title:   President

PURCHASER:

SPIRIT MASTER FUNDING IX, LLC, a Delaware limited liability company

By:     Spirit SPE Manager, LLC, a Delaware limited liability company, it manager

By: /s/ Gregg Seibert

Name: Gregg Seibert

Title:   Executive Vice President

Schedule A

Asset	Street Address	City	State
Cascade BD	2817 Kraft Avenue SE	Grand Rapids	MI
Avon BD	9646 East Highway 36	Avon	IN
Greenwood BD	5221 Noggle Way	Greenwood	IN
Carmel/Westfield BD	2740 East 146th Street	Carmel	IN